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                                                                     EXHIBIT 23A


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated December 21, 2001, January 15, 2002 and February 8, 2002 on the financial statements of LRG Furniture, LLC, the financial statements and schedule of Bassett Furniture Industries, Incorporated and Subsidiaries and the financial statements of Bassett Industries Alternative Asset Fund, L.P., respectively, included in and incorporated by reference in this Form 10-K/A into the Company's previously filed Registration Statement File Nos. 33-52405, 33-52407, 333-60327, and 333-43188.


                               /s/ ARTHUR ANDERSEN LLP


Greensboro, North Carolina,
April 25, 2002